Exhibit 99.1

Scientific Games’ Fourth Quarter 2013 Revenue Rises to $402 Million

Growth Reflects Benefit from WMS Acquisition and Strength of Lottery Business

Integration Efforts Yielding Accelerated Cost Synergies; Remain on Track to Achieve

$100 Million in Annualized Savings by December 2015

NEW YORK — March 12, 2014 — Scientific Games Corporation (Nasdaq: SGMS) (“Scientific Games” or the “Company”) today reported financial results for the fourth quarter and year ended December 31, 2013. During the fourth quarter, Scientific Games completed the acquisition of WMS Industries Inc. (“WMS”), creating a leading diversified supplier to the gaming and lottery industries with innovative content, world-class technology and an expansive geographic footprint. Unless otherwise noted, all results for the 2013 fourth quarter and full year referenced herein include the results of operations of WMS for the 74 days following the October 18, 2013 closing of the acquisition.

“Fourth quarter revenues reflect solid growth in our lottery business and a partial quarter of WMS results,” said President and Chief Executive Officer David L. Kennedy. “We are focused on growing our customers’ revenues and capturing new growth opportunities by accelerating development of innovative content and technology and continuously improving our core competencies.  At the same time, we are focused on achieving the targeted cost synergies related to the acquisition of WMS and driving profit margin and cash flow improvements across all of our businesses.”

Summary Financial Results(1)

($ in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenue	$401.9	$246.8	$1,090.9	$928.6

Operating (loss) income	(67.5)	10.1	(18.3)	62.9

Net loss	(0.5)	(12.4)	(25.6)	(43.9)

Net loss per share	(0.01)	(0.15)	(0.30)	(0.49)

Net cash provided by operating activities	75.6	48.8	171.2	156.8

Non-GAAP Financial Measures:

Attributable EBITDA(2)	130.5	89.9	382.5	337.8

Free cash flow	22.0	17.5	5.4	45.4

Attributable EBITDA, free cash flow and EBITDA from equity investments (discussed below) are non-GAAP financial measures defined below under “Non-GAAP Financial Measures” and reconciled to GAAP measures in the accompanying supplemental tables at the end of this release.

(1)         Scientific Games sold its installed base of gaming machines in its pub business on March 25, 2013. The related results of operations are presented as discontinued operations in the Company’s financial statements for all periods presented. All financial results referenced in this press release are for continuing operations only, unless otherwise noted.

(2)         Our definition of attributable EBITDA, which is derived from the definition in our credit agreement, was modified in the 2013 fourth quarter as a result of the replacement of our prior credit agreement with our new credit agreement in connection with the acquisition of WMS. Historical amounts have been recast to exclude discontinued operations and have been conformed to the revised definition. As a result of the revised definition, prior-year quarter and full-year 2012 amounts decreased by $2.4 million and $6.9 million, respectively.

Acquisition-Related and Restructuring Items Recorded in the 2013 Fourth Quarter

In the 2013 fourth quarter, the Company recorded several significant items relating to the acquisition of WMS and restructuring activities, which impacted the comparability of our reported numbers.  The impact of these items is presented in the table below:

	Cost of		Impact to:
Item	Product	Operating	Pre-tax	Net
($ in millions, except per share amounts)	Sales	Expense	Income	Income	EPS
Purchase accounting adjustments:
Write-up of WMS finished goods inventory	$13.0	$—	$(13.0)	$(13.0)	$(0.15)
Impact on depreciation and amortization(1)	—	4.9	(4.9)	(4.9)	(0.06)
WMS acquisition-related fees and expenses	—	13.7	(13.7)	(13.7)	(0.16)
Restructuring items:(2)
Employee termination and restructuring charges	—	22.4	(22.4)	(22.2)	(0.26)
Impact of restructuring activities on depreciation and amortization	—	11.1	(11.1)	(10.3)	(0.12)
Impact of restructuring activities on stock-based compensation expense	—	(1.0)	1.0	1.0	0.01
Total effect on operating income	$13.0	$51.1	$(64.1)

Loss on early extinguishment of debt	$—	$—	$(5.9)	$(5.9)	$(0.07)
Net impact on deferred tax asset valuation allowance(3)	—	—	—	131.1	1.54
Total	$13.0	$51.1	$(70.0)	$62.1	$0.73

(1)         Amount may not be indicative of expected incremental annualized depreciation and amortization related to purchase accounting.

(2)         Restructuring items relate to WMS integration activities, management changes and exiting certain operations.

(3)         In 2013, the Company recorded an income tax benefit of $131.1 million related to the net deferred tax liabilities acquired in the WMS acquisition.

Merger Integration Update

During the 2013 fourth quarter, the Company began implementing its integration plans to streamline the operations and cost structures of Scientific Games and WMS. As a result of actions already initiated and further integration efforts planned for 2014, the Company now expects to achieve at least $60 million of cost synergies on an annualized run-rate basis by the end of 2014 compared to its previous estimate of $50 million. Reflected in this amount is at least $45 million of cost synergies on an annualized run-rate basis from actions already initiated or completed, as detailed below:

•                  Approximately $37 million in annualized run-rate savings in selling, general and administrative expense from actions taken to reduce headcount, lower stock-based compensation, eliminate duplicative corporate and public company costs and effect procurement savings

•                  Approximately $6 million in annualized run-rate reductions in cost of sales primarily from manufacturing procurement and component sourcing initiatives

•                  Approximately $2 million in annualized run-rate savings in research and development expense from initiatives to rationalize hardware and software platforms and reduce duplicative functions, which is net of increased investment in projects to support longer-term revenue synergy initiatives

In addition to the 2013 fourth quarter restructuring costs noted in the table above, the Company expects to incur costs in 2014 of approximately $15 million to $20 million and capital expenditures of approximately $15 million to $20 million related to integration efforts. In 2015, the Company expects to incur additional costs of approximately $10 million to $15 million for integration-related activities.

Jeffrey S. Lipkin, Senior Vice President and Chief Financial Officer, said, “Since completing the WMS transaction, we have made good progress implementing our comprehensive integration plans more quickly than originally expected. As a result of the anticipated accelerated realization of savings, we are raising our target from $50 million to now achieve at least $60 million of expected annualized cost savings on a run-rate basis by the end of 2014. We continue to expect to realize $100 million of annualized cost savings on a run-rate basis and $20 million of annualized capital expenditure savings by the end of December 2015.”

On a pro forma basis for 2013, the merged Company would have generated revenue of $1.7 billion, a net loss from continuing operations of $60.3 million and attributable EBITDA of $563.1 million (see reconciliation of pro forma net loss to pro forma attributable EBITDA at the end of this release).

The Company also has taken actions to further streamline operations by divesting non-core assets. Subsequent to the end of the 2013 fourth quarter, the Company:

•                  Divested its equity stake in Sportech PLC for net cash proceeds of approximately $45 million; and

•                  Sold its online real-money U.K. B2C gaming operation and is in the process of exiting its Belgium managed services online gaming business to focus on its social gaming and B2B online real-money gaming opportunities

2013 Fourth Quarter Business Update

Summary Segment Results

($ in millions)

	Revenue		Operating (Loss) Income
	Three Months Ended December 31,		Three Months Ended December 31,
	2013	2012	2013	2012
Gaming	$181.9	$43.7	$(68.5)	$(7.6)
Instant Products	140.3	129.6	34.2	34.1
Lottery Systems	79.7	73.5	6.7	7.5
Corporate expense	—	—	(39.9)	(23.9)
Total	$401.9	$246.8	$(67.5)	$10.1

Gaming Segment

Financial results and operating metrics presented below include the results of operations for WMS for the 74-day period after October 18, 2013, the date WMS was acquired by Scientific Games. All WMS results are included in the Company’s Gaming segment. In addition, the Company’s results of its video gaming systems operations, previously included in the Lottery Systems segment, are now included in the Gaming segment for all periods referenced herein.

Gaming Operating Results

($ in millions, except per unit)

	Three Months Ended December 31,		Increase/ (Decrease)
	2013	2012	Amount(1)
Revenue:
Services	$110.1	$34.3	$75.8
Product sales	71.8	9.4	$62.4
Total revenue	$181.9	$43.7	$138.2

Cost of services	$36.1	$15.4	$20.7
Cost of product sales	46.7	4.8	41.9
Selling, general and administrative	76.1	8.4	67.7
Research and development	19.4	—	19.4
Stock-based compensation	1.9	0.5	1.4
Employee termination and restructuring	8.5	(0.3)	8.8
Depreciation and amortization	61.7	22.5	39.2

Operating loss	$(68.5)	$(7.6)	$(60.9)

Attributable EBITDA(2)	$55.2	$18.6	$36.6

Revenue metrics
Services:
WAP and premium participation products(3)	$45.5	$—	$45.5
Other leased and participation products(4)	29.9	28.6	1.3
Interactive gaming products and services(5)	28.4	1.4	27.0
Other services revenue	6.3	4.3	2.0

WAP and premium participation units(3):
Installed base at period end	9,411	—	—
Average installed base	9,365	—	—
Average daily revenue per unit	$65.71	—	—

Other leased and participation units(4):
Installed base at period end	29,018	25,044	3,974
Average installed base	28,198	25,911	2,287
Average daily revenue per unit	$11.52	$12.01	$(0.49)

	Three Months Ended December 31,		Increase/ (Decrease)
	2013	2012	Amount(1)
Interactive gaming products and services - social casino:
Average MAU(6) (in millions)	4.2	—	—
Average DAU(7) (in millions)	1.2	—	—
ARPDAU(8)	$0.26	—	—

Product sales:
New gaming machine sales	$60.0	$3.2	$56.8
Other product sales	11.8	6.2	5.6

U.S. and Canadian new unit shipments	2,169	32	2,137
International new unit shipments	1,724	489	1,235
Total new unit shipments	3,893	521	3,372
Average sales price per new unit	$15,410	$6,069	$9,341

(1)         Percentage increase (decrease) amounts are not meaningful due to the impact of the WMS acquisition.

(2)         Includes $11.4 million in attributable EBITDA related to our equity investments in International Terminal Leasing (“ITL”), Sportech PLC and Roberts Communications Network, LLC (“RCN”).

(3)         WAP (wide-area progressive) and premium participation products comprise WMS participation gaming machines (WAP, LAP (local-area progressives) and standalone units) generally available only as leased units.

(4)         Other leased and participation products are comprised principally of Scientific Games legacy server-based gaming machines, primarily in the U.K., and other leased WMS units, including 100 units that historically had been included in the WMS participation installed base.

(5)         Social casino revenue is reported on a gross basis before platform fees as a result of a change in Facebook® payment settlement process (rather than on a net revenue basis as historically reported by WMS). The change increased social gaming revenue by $6.7 million in the period.

(6)         MAU = Monthly Active Users and is a count of unique visitors to our site during a month

(7)         DAU = Daily Active Users and is a count of unique visitors to our site during a day

(8)         ARPDAU = Average revenue per daily active user and is calculated by dividing revenue for a period by the DAU for the period by the number of days in the period.

Supplemental Table: WMS Full Quarter Comparative Results

The information set forth in the supplemental table below presents standalone historical data for WMS relating to the three months ended December 31, 2013 (inclusive of the 18 days prior to the acquisition on October 18, 2013) and December 31, 2012, and is provided as supplemental information. The information relating to the pre-acquisition periods has been derived from the books and records of WMS and is not intended to be an indicator of the Company’s future results. The supplemental information set forth in the below table should be read in conjunction with the historical financial statements of WMS that are incorporated by reference in the Company’s Current Report on Form 8-K/A filed with the SEC on  December 17, 2013.

	Three Months Ended December 31,		Increase/(Decrease)
	2013	2012	Amount	%
Revenue metrics
Services:
WAP and premium participation units:
Installed base at period end	9,411	9,524	(113)	(1.2)%
Average installed base	9,460	9,181	279	3.0%
Average daily revenue per unit	$64.84	$64.27	$0.57	0.9%

Other leased and participation units(1):
Installed base at period end	2,198	1,750	448	25.6%
Average installed base	1,615	1,750	(135)	(7.7)%
Average daily revenue per unit	$9.20	$10.81	$(1.61)	(14.9)%

Interactive gaming products and services - social casino:
Average MAU (in millions)	4.1	1.7	2.4	141.2%
Average DAU (in millions)	1.2	0.5	0.7	140.0%
ARPDAU	$0.26	$0.32	$(0.06)	(18.8)%

Product sales:
U.S. and Canadian new unit shipments(2)	2,201	2,778	(577)	(20.8)%
International new unit shipments	1,571	2,080	(509)	(24.5)%
Total new unit shipments	3,772	4,858	(1,086)	(22.4)%
Average sales price per new unit	$15,746	$15,558	$188	1.2%

(1)    Other leased and participation units comprise other leased WMS gaming machines, including 100 units that historically had been included in the WMS participation installed base.

(2)    Product sales in the 2012 fourth quarter included 1,060 VLTs (video lottery terminals) shipped to Canadian customers, which did not recur in the 2013 fourth quarter.

Gaming Segment Financial Highlights

•            Revenue increased $138.2 million principally due to $144.7 million in the quarter from WMS, partially offset by a decline in product sales by Scientific Games’ legacy gaming business (“SG Gaming”)

•            Revenue of WMS for the 18-day period between October 1 and October 18, 2013 not reflected in our 2013 fourth quarter results was $20.3 million

•            Services revenue increased $75.8 million, primarily reflecting inclusion of $75.9 million of revenue from WMS following the acquisition

•            Our average installed base of 9,365 WAP and premium participation gaming machines generated average daily revenue of $65.71 per unit for the 74-day period. Revenue from the installed base of other leased and participation units increased $1.3 million as the average installed base rose to 28,198 units reflecting growth of 672 units in the legacy SG Gaming business and the addition of other leased units within the WMS footprint, partially offset by a decline in the average daily revenue to $11.52 per unit primarily reflecting the inclusion of slightly lower daily average per unit revenue of the WMS leased units

•            The installed WAP and premium participation base as of December 31, 2013 included 3,817 WAP and 5,594 premium participation units compared to 3,330 WAP and 6,194 premium participation units as of December 31, 2012 for WMS

•            For the full 2013 fourth quarter (including the 18 days between September 30, 2013 and the date of the Company’s acquisition of WMS), the daily average revenue per WAP and premium participation unit increased slightly to $64.84 per unit, reflecting the positive performance and growth of the WAP footprint, despite the overall industry challenges experienced by our casino customers

•            Interactive products and services revenue increased $27.0 million principally reflecting $25.6 million from WMS following the acquisition; social gaming revenue is reported on a gross revenue basis before platform fees reflecting a change in the payment settlement process by Facebook® and this change to gross reporting represented $8.4 million of the revenue in the 2013 full-quarter period

•            For the full 2013 fourth quarter (including the 18 days between September 30, 2013 and the date of the Company’s acquisition of WMS), growth in revenue from social gaming activities largely reflects the increase to approximately 1.2 million average DAU for the Jackpot Party® social casino compared to approximately 0.5 million average DAU in the prior-year quarter for WMS

•            Product sales revenue increased $62.4 million, primarily attributable to $68.8 million in revenue from WMS partially offset by lower legacy SG Gaming product sales, primarily to U.K. bingo and arcade customers. New gaming machine revenue included shipments of 2,169 new WMS gaming machines to U.S. and Canadian customers, comprised of 1,631 replacement units for casino operators, 352 Illinois video gaming terminals and 186 units for new casino openings and expansions. Shipments to international customers included 1,571 WMS units shipped since the acquisition. Other product sales revenue increased $5.6 million principally due to $10.3 million from WMS following the acquisition, which included sales of conversion kits, used gaming machines, parts and game content subscription revenue, partially offset by lower other product sales revenues of SG Gaming products.

•            Shipments included 1,577 Blade™ gaming machines, representing 42% of total new WMS units

•            With 39 game themes now available for the Blade cabinet, including 4 game themes developed specifically for the Asian marketplace, the Blade gaming machines continue to perform strongly, with the original six game themes outperforming casino house average by nearly 30%, as reported by customers

•            For the full 2013 fourth quarter, WMS shipments declined to 3,772 units from 4,858 units in the prior-year quarter; shipments for WMS in the prior-year quarter included 1,170 replacement units for U.S. and Canadian casino operators, 204 Illinois video gaming terminals, 344 units for new casino openings and expansions and 1,060 VLTs for Canadian customers, as well as 2,080 units shipped to international customers

•            Operating income declined $60.9 million as the higher revenue from the inclusion of WMS following the acquisition was more than offset by higher expenses, which included the following:

•                  Cost of product sales was unfavorably impacted by the $13.0 million write-up to market value of WMS’s finished goods inventory as a result of purchase accounting adjustments

•                  Selling, general and administrative expense included $24.5 million in legal contingencies and settlements and $47.5 million from WMS, which included $2.6 million in WMS acquisition-related costs and $7.0 million of bad debt expense

•                  Research and development expense of $19.1 million from WMS

•                  Employee termination and restructuring costs reflected $8.5 million of charges associated with the acquisition and integration-related actions

•                  Depreciation and amortization of $40.1 million from WMS, including $4.9 million incremental depreciation and amortization related to purchase accounting adjustments

Gaming Segment Business Development Highlights

•            Launched the Gold Fish® social casino in the 2014 first quarter, a second interactive social gaming site

•            Signed new online gaming content agreements for real-money gaming services with Gamesys Group, which will enable our interactive gaming content to be available on several New Jersey online casino sites, as well as agreements with Ladbrokes, William Hill and Gala Coral that further expanded our interactive real-money B2B online gaming business

•            Signed a four-year contract with the New Mexico Gaming Control Board, an existing customer, to continue supplying a video central monitoring system through December 2017, with additional extension options held by the customer

Instant Products Segment

Instant Products Operating Results

($ and € in millions)

	Three Months Ended December 31,		Increase/(Decrease)
	2013	2012	Amount	%
Revenue:
Instant games	$137.0	$126.3	$10.7	8.5%
Product sales	3.3	3.3	—	—
Total revenue	$140.3	$129.6	$10.7	8.3%

Cost of instant games	$74.8	$71.1	$3.7	5.2%
Cost of product sales	2.2	2.3	(0.1)	(4.3)%
Selling, general and administrative	11.8	10.3	1.5	14.6%
Research and development	0.4	0.1	0.3	300.0%
Stock-based compensation	0.9	0.9	—	—
Employee termination and restructuring	4.4	1.1	3.3	300.0%
Depreciation and amortization	11.6	9.7	1.9	19.6%

Operating income	$34.2	$34.1	$0.1	0.3%

Attributable EBITDA(1)	$65.1	$60.0	$5.1	8.5%

Revenue metrics
Instant games:
Revenue from participation contracts	$67.2	$63.2	$4.0	6.3%
Revenue from price-per-unit contracts	55.5	52.2	3.3	6.3%
Licensing and player loyalty	14.3	10.9	3.4	31.2%

Instant games revenue geographical breakdown:
United States	$80.6	$74.8	$5.8	7.8%
International	56.4	51.5	4.9	9.5%

U.S. lottery customers’ retail sales of instant games(2)	$9,172	$8,795	$377	4.3%

Italy retail sales of instant games(2)	€2,439	€2,468	€(29)	(1.2)%

(1)         Includes $14.0 million in attributable EBITDA from our equity investments in Lotterie Nazionali, Northstar New Jersey, Northstar Illinois and Beijing CITIC Scientific Games Technology Co. Ltd.

(2)         Information provided by third-party lottery operators.

Instant Products Segment Financial Highlights

•            Instant games revenue increased $10.7 million, which included:

•                  a $4.0 million increase primarily as a result of higher lottery sales from international and U.S. customers to which we supply tickets priced on a participation basis including the commencement of sales to Northstar New Jersey and the launch of instant games operations in Panama and the Dominican Republic;

•                  a $3.3 million increase primarily from international and U.S. customers to which we supply tickets on a price-per-unit basis; and

•                  a $3.4 million increase in licensing and player loyalty revenue, primarily driven by promotional and linked games and new contracts

•            Total instant game retail sales of our U.S. customers grew 4.3%, led by higher revenue growth in those jurisdictions where we supply instant games on a participation basis

•            Instant game retail sales in China decreased approximately 8% (based on information provided by third-party lottery operators)

•            Operating income was essentially flat as a $10.7 million benefit from higher revenue and a more profitable revenue mix was largely offset by $3.3 million in higher restructuring charges and $1.9 million of higher depreciation and amortization related to exiting unprofitable instant lottery operations in Mexico and $1.5 million in increased selling general and administrative expense principally due to higher incentive compensation expense

Instant Products Segment Business Development Highlights

•            On October 1, 2013, our Northstar New Jersey joint venture commenced marketing and sales services for the New Jersey Lottery; we are the primary supplier of instant products to the joint venture, in which we hold an approximate 18% equity interest

•            Signed participation contract with the Maine Lottery, an existing customer, for instant products that extends our relationship through June 2020, with additional extension options held by the lottery

•            Signed participation contract with the California Lottery, an existing customer, to continue to serve as the primary provider of instant products through November 2019, with additional extension options held by the lottery

•            In January 2014, the Company completed the installation of a new, state-of-the-art instant lottery game printing press at its Georgia facilities, which will provide increased capacity in the production of our instant products

Lottery Systems Segment

Lottery Systems Operating Results

($ in millions)

	Three Months Ended December 31,		Increase/(Decrease)
	2013	2012	Amount	%
Revenue:
Services	$57.2	$54.0	$3.2	5.9%
Product sales	22.5	19.5	3.0	15.4%
Total revenue	$79.7	$73.5	$6.2	8.4%

Cost of services	$32.0	$28.0	$4.0	14.3%
Cost of product sales	15.3	14.0	1.3	9.3%
Selling, general and administrative	5.9	4.5	1.4	31.1%
Research and development	1.5	1.4	0.1	7.1%
Stock-based compensation	0.6	0.5	0.1	20.0%
Employee termination and restructuring	0.4	—	0.4	n/m
Depreciation and amortization	17.3	17.6	(0.3)	(1.7)%

Operating income	$6.7	$7.5	$(0.8)	(10.7)%

Attributable EBITDA(1)	$25.9	$27.2	$(1.3)	(4.8)%

Lottery Systems Operating Results

($ in millions)

	Three Months Ended December 31,		Increase/(Decrease)
	2013	2012	Amount	%
Revenue metrics
Services revenue geographical breakdown:
United States	$33.2	$32.2	$1.0	3.1%
International	24.0	21.8	2.2	10.1%

Product sales revenue geographical breakdown:
United States	$0.3	$0.7	$(0.4)	(57.1)%
International	22.2	18.8	3.4	18.1%

U.S. lottery customers’ retail sales of draw tickets(2) ($ in millions)	$927.6	$964.5	$(36.9)	(3.8)%

(1)         Includes $0.9 million in attributable EBITDA from our investment in Beijing Guard Libang Technology Co.

(2)         Information provided by third-party lottery operators.

Lottery Systems Segment Financial Highlights

•            Services revenue increased $3.2 million, reflecting higher sports betting revenue and revenue from new customers, including the launch of iGaming for the Delaware Lottery

•            Product sales revenue rose $3.0 million reflecting higher sales to international customers

•            Operating income declined $0.8 million as the $6.2 million benefit from higher revenue was offset by a less profitable revenue mix and a $1.4 million increase in selling, general and administrative expense

Lottery Systems Segment Business Development Highlights

•            Signed contract with the Maine Lottery, an existing customer, that extends our relationship through June 2020 for draw games with additional extension options held by the customer

Earnings and EBITDA from Equity Investments

•            Earnings from equity investments decreased $18.1 million, primarily reflecting $23.1 million in charges related to a write-down of the Company’s Guard Libang equity investment and a change in the estimated useful lives of certain gaming machines that impacted results of the Company’s ITL joint venture, partially offset by a one-time $7.9 million early termination fee earned by ITL as part of a five-year contract extension. ITL provides leased gaming machines to international gaming customers, and Guard Libang provides lottery systems and services for the China Welfare Lottery.

•            The $7.2 million increase in EBITDA from equity investments largely reflects the benefit of the early termination fee.

Liquidity and Capital Resources

•            At December 31, 2013, cash and cash equivalents were $153.7 million, an increase of $44.7 million compared to December 31, 2012

•            Total debt was $3.2 billion at December 31, 2013 compared to $1.5 billion at December 31, 2012, primarily reflecting the financing of the WMS acquisition

•                  In connection with the WMS acquisition, the Company terminated its prior credit agreement on October 18, 2013, and entered into new senior secured credit facilities in aggregate principal amount of $2.6 billion, comprised of a $2.3 billion term loan facility and a $300 million revolving credit facility, which was undrawn with availability, net of outstanding letters of credit, of $257.3 million as of December 31, 2013. The term loan facility was used, in part, to finance the WMS acquisition, pay off all indebtedness under the prior credit agreements of the Company and WMS and to pay related acquisition and financing fees and expenses

•            The Company repurchased 49,308 shares for approximately $783,000 during the 2013 fourth quarter, and an additional 2.0 million shares for approximately $29.5 million in the 2014 first quarter through

March 10, 2014; the Company had approximately $75.0 million available for share repurchases under its stock repurchase program as of March 10, 2014

•            Total capital expenditures for lottery and gaming equipment, property, plant and equipment and intangible assets and software increased $22.3 million, primarily due to the acquisition of WMS, which includes $23.3 million primarily for placement of new gaming equipment during the 74-day post-acquisition period

•            In 2014, based on existing contractual obligations and planned investments, we expect to invest up to $280 million in capital expenditures, including approximately $15 million to $20 million of integration-related capital expenditures. We also expect to make a net investment of approximately $27 million in ITL to fund our share of the purchase of gaming machines for our participation-based gaming business in the U.K.

•            Net cash provided by operating activities increased $26.8 million due to $67.1 million of favorable working capital changes, partially offset by a $10.6 million decrease in distributed earnings from our equity method investees and a $29.7 million unfavorable change in net loss adjusted for non-cash items

•            The Company made equity investments of $21.0 million in its Northstar New Jersey and Northstar Illinois joint ventures, and received cash distributions of $2.0 million, including $1.3 million of return of capital payments from ITL and $0.7 million in dividends from RCN

•            Free cash flow was $22.0 million compared to $17.5 million in the prior-year period, principally reflecting favorable timing-related working capital usage partially offset by an increase in capital expenditures driven primarily by the acquisition of WMS

Conference Call Details

Scientific Games will host a conference call today at 5:00 pm ET to review results and discuss other topics. To access the call live via a listen-only webcast, please visit www.scientificgames.com and click on the webcast link under the Investor Information section.  To access the call by telephone, please dial (800) 901-5241 (U.S. and Canada) or (617) 786-2963 (international). The conference ID is 36357318. A replay of the webcast will be archived in the Investor Information section on our website.

About Scientific Games

Scientific Games Corporation is a leading developer of technology-based products and services and associated content for worldwide gaming and lottery markets.  The Company’s portfolio includes instant and draw-based lottery games; electronic gaming machines and game content; server-based lottery and gaming systems; sports betting technology; loyalty and rewards programs; and social, mobile and interactive content and services.  For more information, please visit: www.scientificgames.com.

Company Contacts

Investor Relations:

Cindi Buckwalter (212) 754-2233

Bill Pfund (847) 785-3167

Media Relations:

Lauren Johnson (212) 318-9152

Forward-Looking Statements

In this press release, the Company makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “targeted,” “should,” “could,” “potential,” “opportunity,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance.  Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things:  competition; U.S. and international economic and industry conditions; slow growth of new gaming jurisdictions; slow addition of casinos in existing jurisdictions; declines in the replacement cycle of gaming machines; ownership changes and consolidation in the casino industry; opposition to the expansion of legalized gaming; technological changes; ability to adapt to, and offer products that keep pace with, evolving technology; ability to develop successful gaming concepts and content; laws and government regulation, including those relating to gaming licenses and environmental laws; inability to identify and capitalize on trends and changes in the lottery and gaming industries, including the expansion of interactive gaming; dependence upon key providers in our social gaming business; retention and renewal of existing contracts and entry into new or revised contracts; level of our indebtedness; availability and adequacy of cash flows to satisfy obligations or future needs; restrictions and covenants in our debt agreements; protection of our intellectual property; ability to license third party intellectual property; intellectual property rights of others; security and integrity of our software and systems; reliance on or failures in our information technology systems; natural events that disrupt our operations or those of our customers, suppliers or regulators; inability to benefit from, and risks associated with, strategic equity investments and relationships; inability of our joint venture to meet the net income targets or otherwise to realize the anticipated benefits under its private management agreement with the Illinois Lottery; inability of our joint venture to meet the net income targets or other requirements under its agreement to provide marketing and sales services to the New Jersey Lottery or otherwise to realize the anticipated benefits under such agreement (including as a result of a protest); failure to realize the anticipated benefits related to the award to our consortium of an instant ticket concession in Greece; inability to complete and integrate future acquisitions; failure to achieve the intended benefits of the WMS acquisition, including due to the inability to realize synergies in the anticipated amounts or within the contemplated time-frames or cost expectations, or at all; restructuring costs; revenue recognition standards; impairment charges; fluctuations in our results due to seasonality and other factors; dependence on suppliers and manufacturers; risks relating to foreign operations, including fluctuations in foreign currency exchange rates; dependence on our employees; litigation and other liabilities relating to our business, including relating to our contracts and licenses, our products and systems, our employees, intellectual property and our strategic relationships; influence of certain stockholders; and stock price volatility. Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”) (including our Annual Report on Form 10-K for our fiscal year ended December 31, 2013, which we expect to file by March 17, 2014), including under the heading “Risk Factors” in the Company’s periodic reports.  Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

The Company’s management uses the following non-GAAP financial measures in conjunction with GAAP financial measures:  attributable EBITDA, free cash flow and EBITDA from equity investments (each, as described more fully below).  These non-GAAP financial measures are presented as supplemental disclosures.  They should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP, and should be read in conjunction with the Company’s financial statements filed with the SEC.  The non-GAAP financial measures used by the Company may differ from similarly titled measures presented by other companies.

The Company’s management uses these non-GAAP financial measures to, among other things: (i) monitor and evaluate the performance of the Company’s business operations, as well as the performance of its equity investments; (ii) facilitate management’s internal comparisons of the Company’s historical operating performance; (iii) facilitate management’s external comparisons of the Company’s results to the historical operating performance of other companies that may have different capital structures and debt levels; and (iv) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets.  Accordingly, the Company’s management believes that these non-GAAP financial measures are useful as they provide investors with information regarding the Company’s financial condition and operating performance that is an integral part of management’s reporting and planning processes

In particular, the Company’s management believes that attributable EBITDA is helpful because this non-GAAP financial measure eliminates the effects of unusual, infrequent or other items that management believes have less bearing on the Company’s underlying operating performance. Moreover, management believes attributable EBITDA and EBITDA from equity investments are useful to investors because a significant and increasing amount of the Company’s business is conducted through its equity investments, and those measures eliminate financial items from the equity investees’ earnings that management believes have less bearing on the equity investees’ performance.  Management believes that attributable EBITDA and free cash flow provide useful information regarding the Company’s liquidity and its ability to service debt and fund investments.  Management also believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment to support the Company’s ongoing business operations. In addition, attributable EBITDA and free cash flow (calculated by subtracting total capital expenditures from attributable EBITDA) are metrics used in determining performance-based bonuses (subject to certain additional adjustments in the discretion of the Company’s compensation committee).

Attributable EBITDA

“Attributable EBITDA,” as used herein, is a non-GAAP financial measure that is presented herein as supplemental disclosure that is reconciled to net income (loss) as set forth in the schedules titled Reconciliation of Net Loss to Attributable EBITDA below.

Attributable EBITDA is derived from the definition of “consolidated EBITDA” in our credit agreement.  In connection with the WMS acquisition, on October 18, 2013, the Company terminated its prior credit agreement and entered into the new credit agreement.  The definition of “consolidated EBITDA” in the new credit agreement is different from the definition in the prior credit agreement.  As a result, the definition of “attributable EBITDA” as used herein is different from the definition of “attributable EBITDA” used in prior earnings releases.  In order to enhance comparability, attributable EBITDA for prior periods presented herein is based on the new definition of attributable EBITDA, and a schedule reconciling the differences between the two attributable EBITDA definitions is set forth in the schedule entitled Reconciliation of Attributable EBITDA Based on Definition under Prior Credit Agreement to Attributable EBITDA Based on Definition under New Credit Agreement below.

Like the definition of attributable EBITDA in our prior earnings releases, attributable EBITDA as used herein includes our consolidated EBITDA plus (without duplication) our pro rata share of the EBITDA of our joint ventures and minority equity investments, subject to adjustments only to the extent contemplated by the definition of “consolidated EBITDA” in our new credit agreement (“credit agreement adjustments”).  The credit agreement adjustments we use for attributable EBITDA have changed to some extent as a result of our new credit agreement, including the following:

•                  the adjustment for software license royalty payments to Playtech Limited or its affiliates (subject to a cap) has been eliminated under the new definition;

•                  the new definition includes adjustments for extraordinary, unusual or non-recurring charges (including legal and settlement costs), certain non-cash charges and charges or expenses attributable to cost savings initiatives and restructurings, whereas the corresponding adjustments under the old definition were limited to extraordinary charges or losses under GAAP, certain non-cash non-recurring write-downs under GAAP, and certain charges (subject to a cap) in connection with reductions in workforce, contract losses, discontinued operations, shutdown expenses and cost reduction initiatives;

•                  the adjustment for merger and other transaction fees and expenses is not capped in connection with a transaction that was not consummated; and

•                  the new definition includes adjustments for proceeds from business interruption insurance, realized and unrealized gains and losses from derivative and foreign exchange transactions and, subject to certain conditions, charges and expenses to the extent indemnified by a third party.

The Company anticipates that it will not include certain credit agreement adjustments in attributable EBITDA for purposes of the Company’s earnings releases(and has not included those adjustments in the calculation of attributable EBITDA in this earnings release).  For example, we do not expect to give effect in attributable EBIDTA to certain “pro forma” adjustments contemplated by the new credit agreement

(including adjustments for acquisitions or dispositions), expected cost savings and other synergies, franchise taxes or Sarbanes-Oxley compliance costs. Attributable EBIDTA for purposes of the Company’s earnings releases will not include any add-backs beyond those contemplated by the credit agreement adjustments.

“Consolidated EBITDA” as defined in our new credit agreement means, for any period, “consolidated net income” as defined in the credit agreement for such period plus, without duplication and, if applicable, except with respect to clauses (9), (10), (16) and (19) below, to the extent deducted in calculating such consolidated net income for such period, the sum of: (1) provisions for income (or similar) taxes, including franchise, excise and similar taxes and foreign withholding taxes; (2) interest expense (net of interest income, other than interest income earned on customer accounts), net losses on interest rate hedging obligations, amortization or write-off of debt discount and debt issuance costs and commissions, premiums, discounts and other fees and charges associated with debt; (3) depreciation and amortization expense and impairment charges; (4) extraordinary, unusual or non-recurring charges, expenses or losses, including severance costs and legal and settlement costs; (5) any other non-cash charges, expenses or losses (except to the extent such charges, expenses or losses represent an accrual of or reserve for cash expenses in any future period or an amortization of a prepaid cash expense paid in a prior period); (6) non-cash stock-based compensation expenses; (7) transaction costs, fees, losses and expenses (whether or not any transaction is consummated); (8) management, monitoring, consulting and advisory fees, and due diligence expense and other transaction fees and expenses and related expenses paid; (9) proceeds from any business interruption insurance (to the extent not reflected as revenue or income); (10) certain pro forma cost savings and other synergies; (11) earn-out and similar obligations incurred in connection with any acquisition or other investment; (12) charges and expenses to the extent indemnified or insured by a third party to the extent that coverage has not been denied (other than any such denial that is being contested in good faith) and so long as such amounts are actually reimbursed within one year; (13) net realized losses relating to amounts denominated in foreign currencies resulting from the application of FASB ASC 830; (14) costs of surety bonds in connection with financing activities, (15) costs associated with compliance with the requirements of the Sarbanes-Oxley Act of 2002; (16) certain identified pro forma adjustments; (17) charges or expenses attributable to cost savings initiatives, business optimization, management changes, restructurings and integrations; (18) (a) any net loss resulting from hedge agreements and the application of FASB ASC 815 or currency translation losses related to currency re-measurements of debt and (b) the amount of loss resulting from a sale of receivables, payment intangibles and related assets in connection with a receivables financing; (19) cash receipts not included in consolidated EBITDA in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of consolidated EBITDA for any previous period and not added back; and (20) up-front fees and certain other costs in connection with certain lottery or gaming licenses or concessions; minus, to the extent reflected in the statement of such consolidated net income for such period, the sum, without duplication, of:  (1) any extraordinary, unusual or non-recurring income or gains; (2) non-cash income or gains (other than the accrual of revenue in the ordinary course), subject to specified exceptions; (3) gains realized and income accrued in connection with the effect of currency and exchange rate fluctuations on intercompany balances and other balance sheet items; (4) the amount of cash received in such period in respect of any non-cash income or gain in a prior period (to the extent such non-cash income or gain previously increased consolidated net income in a prior period); (5) net realized gains relating to amounts denominated in foreign currencies resulting from the application of FASB ASC 830; and (6) (a) any net gain resulting from hedge agreements and the application of FASB ASC Topic 815, (b) any net gain resulting in such period from currency translation gains related to currency remeasurements of debt and (c) the amount of gain resulting in such period from a sale of receivables, payment intangibles and related assets in connection with a receivables financing. “Consolidated EBITDA” is subject to certain pro forma adjustments in connection with material acquisitions and dispositions as provided in the new credit agreement. “Consolidated EBITDA” also includes our pro rata share of the EBITDA of our joint ventures and minority equity investments (without duplication of amounts otherwise constituting consolidated net income, as noted above). The foregoing definition of “consolidated EBITDA” is summary in nature and is qualified in its entirety by reference to the full text of such definition in the Company’s new credit agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 18, 2013.

For a complete description of the definition of “consolidated EBITDA” in the Company’s prior credit agreement, see Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 31, 2011.

Pro forma attributable EBITDA

For comparison purposes, pro forma attributable EBITDA is also presented in this release, reflecting the financial results of both the Company and WMS as if the WMS acquisition had occurred on January 1, 2012. A reconciliation of pro forma attributable EBITDA to the most directly comparable GAAP measure is also presented in the accompanying supplemental tables at the end of this release. Pro forma attributable EBITDA is not necessarily indicative of the operating results that would have occurred if the WMS acquisition had been completed as of the date indicated. In addition, pro forma attributable EBITDA does not purport to project the future consolidated operating results of the Company. Pro forma attributable EBITDA is unaudited, is not prepared in accordance with GAAP, and may not be comparable to non-GAAP information used by other companies. Pro forma non-GAAP information should not be viewed as a substitute for other results prepared in accordance with GAAP.

Free Cash Flow

Free cash flow, as used herein, represents net cash provided by operating activities less total capital expenditures (which includes lottery and gaming systems expenditures and other intangible assets and software expenditures).  Free cash flow is a non-GAAP financial measure that is presented herein as supplemental disclosure and is reconciled to net cash provided by operating activities in a schedule below.

EBITDA from Equity Investments

EBITDA from equity investments, as used herein, represents our share of the EBITDA (i.e., earnings (whether or not distributed to us) plus income tax expense, depreciation and amortization expense and interest (income) expense, net of other) of our joint ventures and minority investees.  EBITDA from equity investments is a non-GAAP financial measure that is presented herein as supplemental disclosure and is reconciled to earnings from equity investments in a schedule below.

* * *

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

 (Unaudited, in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenue:
Instant games	$137.0	$126.3	$516.0	$493.6
Services	167.3	88.3	415.0	340.3
Product sales	97.6	32.2	159.9	94.7
Total revenue	401.9	246.8	1,090.9	928.6

Operating expenses:
Cost of instant games (1)	74.8	71.1	285.1	282.5
Cost of services (1)	68.1	43.4	203.1	170.7
Cost of product sales (1)	64.2	21.1	103.5	65.1
Selling, general and administrative	127.3	48.9	266.4	179.4
Research and development	21.3	1.5	26.0	6.6
Employee termination and restructuring	22.4	0.8	22.7	10.6
Depreciation and amortization	91.3	49.9	202.4	150.8
Operating income (loss)	(67.5)	10.1	(18.3)	62.9
Other (expense) income:
Interest expense	(44.2)	(24.9)	(119.5)	(100.0)
(Loss) earnings from equity investments	(11.5)	6.6	1.5	28.1
Early extinguishment of debt	(5.9)	—	(5.9)	(15.5)
Other income (expense), net	(0.3)	1.3	(1.1)	1.3
Total other expense	(61.9)	(17.0)	(125.0)	(86.1)
Net (loss) before income tax expense	(129.4)	(6.9)	(143.3)	(23.2)
Income tax benefit (expense)	128.9	(5.5)	117.7	(20.7)
Net loss from continuing operations	$(0.5)	$(12.4)	$(25.6)	$(43.9)

Discontinued operations:
Loss from discontinued operations	$(0.3)	$(16.3)	$(3.0)	$(24.6)
Other (expense) income	—	—	—	(0.1)
Gain on sale of assets	—	—	0.8	—
Income tax (expense) benefit	(2.7)	4.0	(2.4)	6.0
Net loss from discontinued operations	$(3.0)	$(12.3)	$(4.6)	$(18.7)

Net loss	$(3.5)	$(24.7)	$(30.2)	$(62.6)

Basic loss per share:
Continuing operations	$(0.01)	$(0.15)	$(0.30)	$(0.49)
Discontinued operations	(0.03)	(0.14)	(0.06)	(0.21)
Basic net loss	$(0.04)	$(0.29)	$(0.36)	$(0.70)

Diluted loss per share:
Continuing operations	$(0.01)	$(0.15)	$(0.30)	$(0.49)
Discontinued operations	(0.03)	(0.14)	(0.06)	(0.21)
Diluted net loss	$(0.04)	$(0.29)	$(0.36)	$(0.70)

Weighted average number of shares:
Basic shares	85.2	84.9	85.0	90.0
Diluted shares	85.2	84.9	85.0	90.0

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(Unaudited, in millions)

	December 31,	December 31,
	2013	2012
Assets:
Cash and cash equivalents	$153.7	$109.0
Other current assets	807.8	375.6
Property and equipment, net	772.6	376.9
Equity investments	367.2	316.2
Other long-term assets	2,140.6	1,009.2
Total assets	$4,241.9	$2,186.9

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$30.4	$16.5
Other current liabilities	426.7	239.8
Long-term debt, excluding current portion	3,162.2	1,451.7
Other long-term liabilities	247.6	114.1
Stockholders’ equity	375.0	364.8
Total liabilities and stockholders’ equity	$4,241.9	$2,186.9

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CONSOLIDATED SEGMENT OPERATING DATA

RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA

 (Unaudited, in millions)

	Three Months Ended December 31, 2013
		Instant	Lottery		Total
	Gaming	Products	Systems	Corporate	Consolidated

Revenue:
Instant games	$—	$137.0	$—	$—	$137.0
Services	110.1	—	57.2	—	167.3
Product sales	71.8	3.3	22.5	—	97.6
Total revenue	$181.9	$140.3	$79.7	$—	$401.9

Cost of revenue
Cost of instant games (1)	$—	$74.8	$—	$—	$74.8
Cost of services (1)	36.1	—	32.0	—	68.1
Cost of product sales (1)	46.7	2.2	15.3	—	64.2
Selling, general and administrative	76.1	11.8	5.9	28.4	122.2
Research and development	19.4	0.4	1.5	—	21.3
Stock-based compensation	1.9	0.9	0.6	1.7	5.1
Employee termination and restructuring	8.5	4.4	0.4	9.1	22.4
Depreciation and amortization	61.7	11.6	17.3	0.7	91.3
Operating (loss) income	$(68.5)	$34.2	$6.7	$(39.9)	$(67.5)

Other (expense) income
Interest expense					$(44.2)
Earnings (loss) from equity investments	$(8.5)	$3.5	$(6.5)		(11.5)
Loss on early extinguishment of debt					(5.9)
Other (expense) income, net				(0.3)	(0.3)
Total other (expense) income					$(61.9)

Net loss from continuing operations before taxes					$(129.4)
Income tax (expense) benefit					128.9
Net loss from continuing operations					$(0.5)

Discontinued operations
Net loss from discontinued operations					$(3.0)

Net Loss					$(3.5)

Reconciliation of Net Loss to Attributable EBITDA

Employee termination and restructuring (2)	$8.5	$4.4	$0.4	$9.1	$22.4
M&A/financing costs and charges (incl. purchase accounting) (2)	15.6	—	—	11.1	26.7
Legal contingencies and settlements (2)	24.5	—	—	—	24.5
Loss (gain) on early extinguishment of debt, net					5.9
Depreciation and amortization:
Impairments and write-offs (2)	8.0	3.1	2.5	—	13.6
Other	53.7	8.5	14.8	0.7	77.7
Other expense (income), net	—	—	—	1.9	1.9
Net loss from discontinued operations					3.0
Interest expense					44.2
Income tax expense (benefit)					(128.9)
Non-cash stock-based compensation	1.9	0.9	0.6	1.7	5.1
EBITDA from equity investments	11.5	14.0	0.9	—	26.4
Less: (Earnings) loss from equity investments	8.5	(3.5)	6.5	—	11.5
Attributable EBITDA	$55.2	$65.1	$25.9	$(15.7)	$130.5

(1) Exclusive of depreciation and amortization.

(2) Total income tax expense (benefit) on these items is ($9.2) million.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CONSOLIDATED SEGMENT OPERATING DATA

RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA

 (Unaudited, in millions)

	Three Months Ended December 31, 2012
		Instant	Lottery		Total
	Gaming	Products	Systems	Corporate	Consolidated

Revenue:
Instant games	$—	$126.3	$—	$—	$126.3
Services	34.3	—	54.0	—	88.3
Product sales	9.4	3.3	19.5	—	32.2
Total revenue	$43.7	$129.6	$73.5	$—	$246.8

Cost of revenue
Cost of instant games (1)	$—	$71.1	$—	$—	$71.1
Cost of services (1)	15.4	—	28.0	—	43.4
Cost of product sales (1)	4.8	2.3	14.0	—	21.1
Selling, general and administrative	8.4	10.3	4.5	19.1	42.3
Research and development	—	0.1	1.4	—	1.5
Stock-based compensation	0.5	0.9	0.5	4.7	6.6
Employee termination and restructuring	(0.3)	1.1	—	—	0.8
Depreciation and amortization	22.5	9.7	17.6	0.1	49.9
Operating (loss) income	$(7.6)	$34.1	$7.5	$(23.9)	$10.1

Other (expense) income
Interest expense					$(24.9)
Earnings (loss) from equity investments	$0.9	$5.3	$0.4		6.6
Impairment on equity investments					—
Loss on early extinguishment of debt					—
Other (expense) income, net				1.3	1.3
Total other (expense) income					$(17.0)

Net loss from continuing operations before taxes					$(6.9)
Income tax (expense) benefit					(5.5)
Net loss from continuing operations					$(12.4)

Discontinued operations
Net loss from discontinued operations					$(12.3)

Net Loss					$(24.7)

Reconciliation of Net Loss to Attributable EBITDA

Employee termination and restructuring (2)	(0.3)	1.1	—	—	0.8
Other employee severance	—	—	—	1.3	1.3
M&A/financing costs and charges (2)	0.1	—	—	1.4	1.5
Depreciation and amortization:
Impairments and write-offs (2)	22.7	1.3	5.8	—	29.8
Other	(0.2)	8.4	11.8	0.1	20.1
Other expense (income), net	—	—	—	(0.8)	(0.8)
Net loss from discontinued operations					12.3
Interest expense					24.9
Income tax expense (benefit)					5.5
Non-cash stock-based compensation	0.5	0.9	0.5	4.7	6.6
EBITDA from equity investments	3.4	14.2	1.6	—	19.2
Less: (Earnings) loss from equity investments	(0.9)	(5.3)	(0.4)	—	(6.6)
Attributable EBITDA	$18.6	$60.0	$27.2	$(15.9)	$89.9

(1) Exclusive of depreciation and amortization.

(2) Total income tax expense (benefit) on these items is ($5.9) million.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CONSOLIDATED SEGMENT OPERATING DATA

RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA

(Unaudited, in millions)

	Twelve Months Ended December 31, 2013
		Instant	Lottery		Total
	Gaming	Products	Systems	Corporate	Consolidated

Revenue:
Instant games	$—	$516.0	$—	$—	$516.0
Services	211.8	—	203.2	—	415.0
Product sales	88.7	13.5	57.7	—	159.9
Total revenue	$300.5	$529.5	$260.9	$—	$1,090.9

Cost of revenue
Cost of instant games (1)	$—	$285.1	$—	$—	$285.1
Cost of services (1)	89.3	—	113.8	—	203.1
Cost of product sales (1)	56.4	9.3	37.8	—	103.5
Selling, general and administrative	94.3	44.9	20.1	84.8	244.1
Research and development	20.5	0.9	4.6	—	26.0
Stock-based compensation	3.0	3.3	2.4	13.6	22.3
Employee termination and restructuring	8.5	4.7	0.4	9.1	22.7
Depreciation and amortization	106.6	38.5	56.0	1.3	202.4
Operating (loss) income	$(78.1)	$142.8	$25.8	$(108.8)	$(18.3)

Other (expense) income
Interest expense					$(119.5)
Earnings (loss) from equity investments	$(12.1)	$19.3	$(5.7)		1.5
Loss on early extinguishment of debt					(5.9)
Other (expense) income, net				(1.1)	(1.1)
Total other (expense) income					$(125.0)

Net loss from continuing operations before taxes					$(143.3)
Income tax (expense) benefit					117.7
Net loss from continuing operations					$(25.6)

Discontinued operations
Net loss from discontinued operations					$(4.6)

Net Loss					$(30.2)

Reconciliation of Net Loss to Attributable EBITDA

Employee termination and restructuring (2)	8.5	4.7	0.4	9.1	22.7
Other employee severance	1.5	0.5	—	—	2.0
M&A/financing costs and charges (incl. purchase accounting) (2)	15.6	—	—	20.6	36.2
Legal contingencies and settlements (2)	24.5	—	—	—	24.5
Loss (gain) on early extinguishment of debt, net					5.9
Depreciation and amortization:
Impairments and write-offs (2)	16.7	3.1	2.5	—	22.3
Other	89.9	35.4	53.5	1.3	180.1
Other expense (income), net	—	—	—	3.1	3.1
Net loss from discontinued operations					4.6
Interest expense					119.5
Income tax expense (benefit)					(117.7)
Non-cash stock-based compensation	3.0	3.3	2.4	13.6	22.3
EBITDA from equity investments	22.7	60.5	5.5	—	88.7
Less: (Earnings) loss from equity investments	12.1	(19.3)	5.7	—	(1.5)
Attributable EBITDA	$104.3	$250.3	$90.1	$(62.2)	$382.5

(1) Exclusive of depreciation and amortization.

(2) Total income tax expense (benefit) on these items is ($9.2) million.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CONSOLIDATED SEGMENT OPERATING DATA

RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA

(Unaudited, in millions)

	Twelve Months Ended December 31, 2012
		Instant	Lottery		Total
	Gaming	Products	Systems	Corporate	Consolidated

Revenue:
Instant games	$—	$493.6	$—	$—	$493.6
Services	139.2	—	201.1	—	340.3
Product sales	31.2	11.6	51.9	—	94.7
Total revenue	$170.4	$505.2	$253.0	$—	$928.6

Cost of revenue
Cost of instant games (1)	$—	$282.5	$—	$—	$282.5
Cost of services (1)	61.1	—	109.6	—	170.7
Cost of product sales (1)	22.1	7.6	35.4	—	65.1
Selling, general and administrative	26.9	41.8	18.1	68.4	155.2
Research and development	2.1	0.4	4.1	—	6.6
Stock-based compensation	1.9	3.4	2.1	16.8	24.2
Employee termination and restructuring	4.7	5.9	—	—	10.6
Depreciation and amortization	57.7	41.0	51.6	0.5	150.8
Operating (loss) income	$(6.1)	$122.6	$32.1	$(85.7)	$62.9

Other (expense) income
Interest expense					$(100.0)
Earnings (loss) from equity investments	$3.0	$23.4	$1.7		28.1
Impairment on equity investments					0.0
Loss on early extinguishment of debt					(15.5)
Other (expense) income, net				1.3	1.3
Total other (expense) income					$(86.1)

Net loss from continuing operations before taxes					$(23.2)
Income tax (expense) benefit					(20.7)
Net loss from continuing operations					$(43.9)

Discontinued operations
Net loss from discontinued operations					$(18.7)

Net Loss					$(62.6)

Reconciliation of Net Loss to Attributable EBITDA

Employee termination and restructuring (2)	4.7	5.9	—	—	10.6
Other employee severance	—	—	—	1.3	1.3
M&A/financing costs and charges (2)	0.4	0.3	0.4	3.0	4.1
Loss (gain) on early extinguishment of debt, net					15.5
Depreciation and amortization:
Impairments and write-offs (2)	32.7	7.9	5.8	—	46.4
Other	25.0	33.1	45.8	0.5	104.4
Other expense (income), net				(0.1)	(0.1)
Net loss from discontinued operations					18.7
Interest expense					100.0
Income tax expense (benefit)					20.7
Non-cash stock-based compensation	1.9	3.4	2.1	16.8	24.2
EBITDA from equity investments	15.5	60.8	6.4	—	82.7
Less: (Earnings) loss from equity investments	(3.0)	(23.4)	(1.7)	—	(28.1)
Attributable EBITDA	$74.1	$234.0	$92.6	$(62.9)	$337.8

(1) Exclusive of depreciation and amortization.

(2) Total income tax expense (benefit) on these items is ($11.6) million.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CALCULATION OF FREE CASH FLOW

(Unaudited, in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

Net cash provided by operating activities	$75.6	$48.8	$171.2	$156.8

Less: Additions to property and equipment	(6.6)	(3.0)	(29.4)	(12.2)
Less: Lottery and gaming operations expenditures	(33.0)	(14.1)	(84.3)	(44.8)
Less: Intangible assets expenditures	(14.0)	(14.2)	(52.1)	(54.4)
Total Capital Expenditures	$(53.6)	$(31.3)	$(165.8)	$(111.4)

Free cash flow	$22.0	$17.5	$5.4	$45.4

During the fourth quarter ended December 31, 2013, the Company made capital investments in Northstar New Jersey of $7.2 million and Northstar Illinois of $13.8 million.

During the third quarter ended September 30, 2013, the Company made capital investments in Hellenic Lotteries (Greece) of $42.7 million and Northstar New Jersey of $0.9 million.

During the second quarter ended June 30, 2013, the Company made a capital investment in Northstar New Jersey of $21.5 million.

During the fourth quarter ended December 31, 2013, the Company received return of capital payments from ITL of $1.3 million. During the fourth quarter ended December 31, 2012, the Company received return of capital payments from LNS of $5.9 million and ITL of $0.6 million.

During the third quarter ended September 30, 2013, the Company received return of capital payments from LNS of $2.0 million and ITL of $1.1 million.  During the third quarter ended September 30, 2012, the Company received no return of capital payments from its equity investments.

During the second quarter ended June 30, 2013, the Company received return of capital payments from LNS of $13.9 million and CLN of $2.2 million.  During the second quarter ended  June 30, 2012, the Company received return of capital payments from LNS of $15.1 million and ITL of $0.9 million.

During the first quarter ended March 31, 2013, the Company received no return of capital payments from its equity investments.  During the first quarter ended March 31, 2012, the Company received return of capital payments from ITL of $2.2 million.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

RECONCILIATON OF ATTRIBUTABLE EBITDA BASED ON DEFINITION UNDER PRIOR CREDIT AGREEMENT

TO ATTRIBUTABLE EBITDA BASED ON DEFINITION UNDER NEW CREDIT AGREEMENT

(Unaudited, in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

Attributable EBITDA under prior credit agreement definition (1)	$86.9	$92.3	$341.0	$344.7

Adjustments to conform to new credit agreement definition:
Less: Playtech Royalties and Fees	(1.8)	(1.8)	(8.2)	(7.2)
Less/Add: Foreign Exchange (gain) loss	1.7	(0.9)	3.1	—
Add: Legal contingencies and settlements	24.5	—	24.5	—
Add: Purchase accounting, restructuring and integration	19.2	0.3	22.1	0.3

Attributable EBITDA under new credit agreement definition	$130.5	$89.9	$382.5	$337.8

(1) Amounts for three and twelve months ended December 31, 2012 have been adjusted to remove the impact of discontinued operations.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

RECONCILIATION OF EARNINGS FROM EQUITY INVESTMENT TO EBITDA FROM EQUITY INVESTMENTS

(Unaudited, in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
EBITDA from equity investments (1):
(Loss) earnings from equity investments	$(11.5)	$6.6	$1.5	$28.1
Add: Income tax expense	2.8	1.8	11.1	11.0
Add: Depreciation and amortization	27.6	10.7	66.3	40.6
Add: Interest expense, net of other	7.5	0.1	9.9	3.1
EBITDA from equity investments	$26.4	$19.2	$88.7	$82.7

(1) EBITDA from equity investments includes results from the Company’s participation in Lotterie Nazionali S.r.l., Roberts Communications Network, LLC, Beijing CITIC Scientific Games Technology Co., Ltd., Sportech PLC, Sciplay (through January 23, 2012), Beijing Guard Libang Technology Co., Ltd., Northstar Lottery Group, LLC and Northstar New Jersey Lottery Group, LLC (beginning October 1, 2013).

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

PRO FORMA RESULTS AND RECONCILIATION OF PRO FORMA ATTRIBUTABLE EBITDA

(Unaudited, in millions)

The following unaudited pro forma combined financial information presents the pro forma results of operations of the combined company as if the WMS acquisition had occurred on January 1, 2012, based upon the historical consolidated financial information of the Company and WMS.  This pro forma financial information is presented for illustrative purposes only only and is not necessarily indicative of what the operating results actually would have been had the acquisition been completed on the date indicated.  In addition, the pro forma information does not purport to project the future operating results of the Company.  The pro forma financial information does not reflect (1) any anticipated synergies (or costs to achieve synergies) or (2) the impact of non-recurring items directly related to the WMS acquisition.  For additional information regarding the pro forma results reflected in the table, please see note 3 to the Company’s consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, anticipated to be filed with the SEC by March 17, 2014.  This pro forma financial information should be read in conjunction with those financial statements and the historical financial statements of WMS which are incorporated by reference in the Company’s Current Report on Form 8-K/A filed with the SEC on  December 17, 2013.

	Scientific Games						Scientific Games
	Reported	Historical WMS		WMS			Pro Forma
	Twelve Months Ended	Nine Months Ended		18 Day Pre-acquisition	Pro Forma and		Twelve Months Ended
	December 31, 2013	September 30, 2013		Period	Other Adjustments		December 31, 2013

Total revenue	$1,090.9	$547.1		$20.3	$—		$1,658.3

Cost of revenue (1)	$591.7	$189.5		$3.5	$(27.4	)(3)	$757.3
Selling, general and administrative	244.1	148.9		68.0	(74.0	)(4)	387.0
Research and development	26.0	87.4		5.7	(6.6	)(5)	112.5
Stock-based compensation	22.3	—	(2)	— (2)	—		22.3
Employee termination and restructuring	22.7	—		—	—		22.7
Depreciation and amortization	202.4	98.6		6.7	43.1	(6)	350.8
Operating (loss) income	$(18.3)	$22.7		$(63.6)	$64.9		$5.7

Other (expense) income
Interest expense	$(119.5)	$(2.8)		$(0.1)	$(61.0	)(7)	$(183.4)
Earnings (loss) from equity investments	1.5	—		—	—		1.5
Loss on early extinguishment of debt	(5.9)	—		—	—		(5.9)
Other (expense) income, net	(1.1)	4.5		0.7	—		4.1
Total other (expense) income	$(125.0)	$1.7		$0.6	$(61.0)		$(183.7)

Net loss from continuing operations before taxes	$(143.3)	$24.4		$(63.0)	$3.9		$(178.0)
Income tax (expense) benefit	117.7	(3.0)		15.5	(12.5	)(8)	117.7
Net loss from continuing operations	$(25.6)	$21.4		$(47.5)	$(8.6)		$(60.3)

Discontinued operations
Net loss from discontinued operations	$(4.6)	$—		$—	$—		$(4.6)

Net (Loss) Income	$(30.2)	$21.4		$(47.5)	$(8.6)		$(64.9)

Reconciliation of Net (Loss) to Attributable EBITDA

Credit agreement adjustments	$94.4	$12.4		$12.5	$(32.5	)(9)	$86.8
Depreciation and amortization	202.4	98.6		6.7	43.1		350.8
Net loss from discontinued operations	4.6	—		—	—		4.6
Interest expense	119.5	2.8		0.1	61.0		183.4
Income tax expense (benefit)	(117.7)	3.0		(15.5)	12.5		(117.7)
Non-cash stock-based compensation	22.3	10.1		0.5	—		32.9
EBITDA from equity investments	88.7	—		—	—		88.7
Less: (Earnings) loss from equity investments	(1.5)	—		—	—		(1.5)
Attributable EBITDA	$382.5						$563.1

(1) Exclusive of depreciation and amortization.

(2) Stock-based compensation expense included in cost of revenue, SG&A and R&D.

(3) Adjustments to (a) re-classify cost of services related to WMS’ long-term license agreements with minimum guarantees to amortization expense within the depreciation and amortization line item, in line with the Company’s presentation, and (b) reverse the impact of purchase accounting adjustment on the carrying value of WMS finished goods inventory.

(4) Adjustment to reverse acquisition-related fees and expenses.

(5) Adjustment to re-classify amortization of gaming laboratory testing fees within the research and development line item to amortization expense within the depreciation and amortization line item, in line with the Company’s presentation.

(6) Adjustment to reflect additional depreciation and amortization expense required under purchase accounting and reclassifications referred to in footnotes (3) and (5).

(7) Adjustment to reflect the additional interest expense that would have been incurred during the pre-acquisition period under the new credit facilities.

(8) Adjustment to reverse the U.S. tax expense of WMS under the assumption that the U.S. taxable income of WMS for each period presented would have been offset by U.S. tax attributes of the Company.

(9) Reversal of credit agreement adjustments included in pro forma adjustments above in footnote (4).